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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         To United National Bancorp:



         As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 12, 1996. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                       /s/ Arthur Andersen LLP

                                                       ARTHUR ANDERSEN LLP




Roseland, New Jersey
March 27, 1997